Exhibit 99.1

GNC Holdings, Inc. Reports Second Quarter 2011 Results

Company Increases Outlook for 2011

Revenue Increases 13.8% to $518.5 million

Domestic Company-Owned Same Store Sales Increases 10.7%

Adjusted EBITDA Increases 29.0%

Adjusted Earnings per share of $0.39

PITTSBURGH, July 28, 2011 /PRNewswire/ — GNC Holdings, Inc. (NYSE: “GNC”), a leading global specialty retailer of nutritional products, today reported its financial results for the quarter ended June 30, 2011.  On April 6, 2011, the Company completed its Initial Public Offering (“IPO”) of 25.875 million shares of Class A common stock at a public offering price of $16.00 per share.   In the first quarter of 2011, the Company entered into a new Senior Credit Facility and utilized a portion of these funds to refinance former indebtedness (the “Refinancing”).

In addition to presenting the Company’s financial results in conformity with U.S. generally accepted accounting principles (GAAP), the Company is also presenting results on an “adjusted” basis to exclude the impact of certain non-recurring charges related to the Refinancing, the use of proceeds from the IPO and executive severance.

For the second quarter of 2011, the Company reported consolidated revenue of $518.5 million, an increase of 13.8% over consolidated revenue of $455.7 million for the second quarter of 2010.  Revenue increased in each of the Company’s segments: retail by 12.1%, franchise by 13.7%, and manufacturing/wholesale by 28.4%.  Same store sales increased 10.7% in domestic company-owned stores (including e-commerce sales), representing the Company’s 24th consecutive quarter of positive same store sales.

Adjusted EBITDA, which the Company defines as net income before interest, income taxes, depreciation, amortization, sponsor obligation payments, executive severance, and non-recurring transaction costs, for the second quarter of 2011 was $87.6 million, a $19.7 million or 29.0% increase over Adjusted EBITDA of $67.9 million for the second quarter of 2010.  Adjusted EBITDA was 16.9% as a percentage of revenue for the second quarter of 2011, compared to 14.9% for the second quarter of 2010.

For the second quarter of 2011, the Company reported GAAP net income of $36.0 million, a $10.6 million increase from net income of $25.4 million for the second quarter of 2010.  Net income included the following non-recurring expenses:

•                  interest of $4.9 million related to the expensing of fees as a result of the $300 million repayment on the Term Loan Facility in connection with the IPO;

•                  corporate expense of $3.5 million related to executive severance; and

•                  the related tax impact of both of these items.

Adjusting for these items, net income was $41.3 million and 8.0% of revenue in the second quarter of 2011.  Diluted earnings per share, also adjusted for these items and using a post IPO diluted share count of 107.0 million, was $0.39 for the second quarter of 2011.

Joe Fortunato, President and Chief Executive Officer, said, “I am very pleased with our performance this quarter, as we executed on our core business strategies and growth drivers in each segment.  We achieved our 24th consecutive quarter of domestic retail same store sales gains, saw strength in our core merchandise categories, and again accelerated growth in our e-commerce business.  Our Live Well branding campaign has been integrated across multiple channels.  Internationally, we are expanding our presence in new and existing markets.  And, the GNC brand continues to resonate in other channels, as we expand our 3rd party manufacturing contract sales and brand partnerships.  Overall, these businesses, along with the initiatives within each of them, provide a strong foundation for our future.”

For the first six months of 2011, the Company reported consolidated revenue of $1,024.5 million, an increase of 11.3% over consolidated revenue of $920.7 million for the first six months of 2010.  Revenue increased in each of the Company’s segments: retail by 10.7%, franchise by 10.1%, and manufacturing/wholesale by 18.0%.  Same store sales increased 9.0% in domestic company-owned stores (including e-commerce sales).

Adjusted EBITDA for the first six months of 2011 was $169.5 million, a $32.3 million, or 23.6% increase over Adjusted EBITDA of $137.2 million for the first six months of 2010.  Adjusted EBITDA was 16.5% as a percentage of revenue for the first six months of 2011, compared to 14.9% for the first six months of 2010.

For the first six months of 2011, the Company reported net income of $45.9 million, a $5.1 million, or 10.1% decrease from net income of $51.1 million in the first six months of 2010.  Net income included several non-recurring expenses related to the Refinancing, IPO and executive severance.  Adjusting for these expenses, quarterly sponsor obligations and the tax impact of the transactions, net income was $76.2 million, and 7.4% as a percentage of revenue in the first six months of 2011.

For the first six months of 2011, the Company generated net cash from operations of $79.5 million, incurred capital expenditures of approximately $16.5 million, borrowed $1.2 billion under the Term Loan Facility, and used approximately $1.1 billion of these funds to redeem in full the outstanding Senior Toggle Notes, Senior Subordinated Notes, repay the 2007 Senior Credit Facility, and pay related expenses.  Additionally, the Company received net proceeds of $237.3 million from the IPO, and used the proceeds to, among other things, repurchase all of its outstanding Class A Preferred Stock.  Further, the Company repaid $300 million of outstanding borrowings under the Term Loan Facility.  At June 30, 2011, the Company’s cash balance was $98.0 million.

Second Quarter Segment Operating Performance

For the second quarter of 2011, retail segment revenue grew 12.1% to $384.3 million, compared to $342.8 million for the second quarter of 2010, driven primarily by a 10.7% domestic same store sales increase, including 42.8% growth in GNC.com revenue, and the addition of 101 net new stores from the end of the second quarter of 2010.   Operating income increased by 28.4%, from $49.4 million to $63.4 million, and was 16.5% of segment revenue for the second quarter 2011 compared to 14.4% for the second quarter of 2010.  The increase in operating income percentage was driven by leverage on the same store sales increase in retail occupancy, advertising, and payroll expenses.

For the second quarter of 2011, franchise segment revenue grew 13.7% to $82.8 million, compared to $72.9 million for the second quarter of 2010, driven primarily by increased wholesale sales and royalty income in both domestic and international franchise operations.  Operating income increased 14.6%, from $22.6 million to $25.9 million, and was 31.3% of segment revenue for the second quarter of 2011 compared to 31.1% for the second quarter of 2010.  The increase in operating income percentage in the quarter was driven by a higher gross product margin percentage on wholesale sales.

For the second quarter of 2011, manufacturing/wholesale segment revenue, excluding intersegment revenue, grew 28.4% to $51.4 million, compared to $40.0 million for the second quarter of 2010, driven primarily by a 12.1% increase in 3rd party manufacturing contract sales, and wholesale sales to PetSmart and Sam’s Club.  Operating income increased 28.6% from $16.4 million to $21.0 million and was 40.9% of segment revenue in each of the second quarters of 2011 and 2010.

Total operating income for the second quarter of 2011 was $72.7 million, a $16.3 million or 29.0% increase over operating income of $56.4 million for the second quarter of 2010.  Operating income for the second quarter of 2011 included $3.5 million of non-recurring corporate costs related to executive severance.

In the second quarter of 2011, the Company opened 20 net new domestic company-owned stores, 31 net new international franchise locations, 46 net new franchise store-within-a-store Rite Aid locations, and 11 net new domestic franchise locations, and closed one Canadian company-owned store.

Current 2011 Outlook

The Company’s outlook for 2011 is based on current expectations and includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Below is the Company’s current expectation for full year 2011, which has been revised since the Company reported results for the first quarter:

•              Total company revenue of between $1.98 and $2.0 billion or a 9% to 10% increase over 2010 total company revenue of $1.82 billion.  This compares to our previous outlook of a 7% to 8% increase, and is based on achieving a mid-single digit domestic retail same store sales increase for the remainder of the year.

•              Adjusted EBITDA of between $313 and $316 million, an 18% to 19% increase over 2010 Adjusted EBITDA of $265 million.  This compares to our previous outlook of an 11% to 13% increase.

•              Consolidated adjusted earnings per diluted share of between $1.28 and $1.30, based on a diluted share count of approximately 107 million.  This compares to our previous outlook of $1.17 to $1.20.

About Us

GNC Holdings, Inc., headquartered in Pittsburgh, Pa., is a leading global specialty retailer of health and wellness products, including vitamins, minerals, and herbal supplement products, sports nutrition products and diet products, and trades on the New York Stock Exchange under the symbol “GNC”.

As of June 30, 2011, GNC has more than 7,400 locations, of which more than 5,700 retail locations are in the United States (including 906 franchise and 2,075 Rite Aid franchise store-within-a-store locations) and franchise operations in 50 countries (including distribution centers where retail sales are made).  The Company — which is dedicated to helping consumers Live Well — has a diversified, multi-channel business model and derives revenue from product sales through company-owned retail stores, domestic and international franchise activities, third party contract manufacturing, e-commerce and corporate partnerships.  Our broad and deep product mix, which is focused on high-margin, premium, value-added nutritional products, is sold under GNC proprietary brands, including Mega Men, Ultra Mega, GNC Wellbeing, Pro Performance and Longevity Factors, and under nationally recognized third party brands.

Conference Call

GNC has scheduled a conference call and webcast to report its second quarter 2011 financial results on Thursday, July 28, 2011 at 9:00 am EDT.  To listen to this call, dial 1-800-920-8624 inside the U.S. and 1-617-597-5430 outside the U.S.  The conference identification number for all participants is 41199887.   A webcast of the call will also be available through Investor Relations under the “About GNC” link on www.gnc.com through August 26, 2011.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain, and the Company may not realize its expectations and its beliefs may not prove correct.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the prospectus that is contained in our registration statement on Form S-1 (File No. 333-169618) filed with the Securities and Exchange Commission.

Management has included non-GAAP financial measures in this press release because it believes they represent a more effective means by which to measure the Company’s operating performance. We use Adjusted EBITDA to evaluate our performance relative to our competitors and also as a measurement for the calculation of management incentive compensation. Although we primarily view Adjusted EBITDA as an operating performance measure, we also consider it to be a useful analytical tool for measuring our liquidity, our leverage capacity, and our ability to service our debt and generate cash for other purposes. Management also believes that Adjusted EBITDA, Adjusted Net Income and Adjusted diluted earnings per share are useful to investors as they enable the Company and its investors to evaluate and compare the Company’s results from operations and cash resources generated from the Company’s business in a more meaningful and consistent manner by excluding specific items which are not reflective of ongoing operating results. Adjusted EBITDA, Adjusted Net Income and Adjusted diluted earnings per share are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income, or any other performance measures derived in accordance with GAAP, or as an alternative to GAAP cash flow from operating activities, as a measure of our profitability or liquidity.

GNC HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Revenue	$518,535	$455,730	$1,024,543	$920,749

Cost of sales, including costs of warehousing, distribution and occupancy	327,618	292,118	649,779	591,238
Gross profit	190,917	163,612	374,764	329,511

Compensation and related benefits	75,363	67,641	146,636	135,474
Advertising and promotion	13,391	14,122	27,598	29,576
Other selling, general and administrative	29,418	25,458	57,901	50,963
Foreign currency gain	48	19	(119)	(57)
Transaction related costs	—	—	12,362	—
Total consolidated selling, general and administrative expenses	118,220	107,240	244,378	215,956
Operating income	72,697	56,372	130,386	113,555

Interest expense, net	15,723	16,274	54,099	32,886

Income before income taxes	56,974	40,098	76,287	80,669

Income tax expense	20,970	14,687	30,360	29,597

Net income	$36,004	$25,411	$45,927	$51,072

The following table provides a reconciliation of Adjusted EBITDA to net income determined in accordance with GAAP for the three and six months ended June 30, 2011 and 2010.

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
	(unaudited)		(unaudited)
Net income	$36,004	$25,411	$45,927	$51,072
Interest expense, net	15,723	16,274	54,099	32,886
Income tax expense	20,970	14,687	30,360	29,597
Depreciation and amortization	11,407	11,122	22,891	22,872
Transaction related costs	—	—	12,362	—
Executive severance	3,470	—	3,470	—
Sponsor obligations	—	375	375	750
Adjusted EBITDA	$87,574	$67,869	$169,484	$137,177

The following table provides a reconciliation of adjusted net income to net income for the three and six months ended June 30, 2011 and 2010.

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
	(unaudited)		(unaudited)
Net income	$36,004	$25,411	$45,927	$51,072
Transaction related costs	—	—	12,362	—
Executive severance	3,470	—	3,470	—
Interest expense	4,897	—	28,100	—
Sponsor obligations	—	375	375	750
Tax effect	(3,079)	(138)	(14,017)	(276)
Adjusted Net income	$41,292	$25,648	$76,217	$51,546

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)
Current assets:
Cash and cash equivalents	$97,970	$193,902
Receivables, net	100,706	102,874
Inventories, net	415,720	381,949
Prepaids and other current assets	48,478	40,569
Total current assets	662,874	719,294

Long-term assets:
Goodwill, brands and other intangibles, net	1,489,727	1,492,465
Property, plant and equipment, net	191,053	193,428
Other long-term assets	20,423	19,896
Total long-term assets	1,701,203	1,705,789

Total assets	$2,364,077	$2,425,083

Current liabilities:
Accounts payable	$128,793	$98,662
Current portion long-term debt	1,592	28,070
Other current liabilities	99,903	108,093
Total current liabilities	230,288	234,825

Long-term liabilities:
Long-term debt	900,615	1,030,429
Other long-term liabilities	322,531	321,965
Total long-term liabilities	1,223,146	1,352,394

Total liabilities	1,453,434	1,587,219

Preferred stock	—	218,381

Total stockholders’ equity	910,643	619,483

Total liabilities and stockholders’ equity	$2,364,077	$2,425,083

GNC HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	June 30,	June 30,
	2011	2010
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45,927	$51,072
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	22,891	22,872
Amortization of deferred fees	1,636	2,325
Non-cash stock based compensation	2,215	1,576
Early extinguishment of debt	19,855	—
Other	9,027	5,281
Changes in:
Receivables	831	2,671
Inventory	(40,884)	(31,695)
Accounts payable	30,158	24,052
Other working capital	(12,139)	8,461
Net cash provided by operating activities	79,517	86,615

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(16,455)	(13,675)
Other	(1,422)	(176)
Net cash used in investing activities	(17,877)	(13,851)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of 2007 Senior Credit Facility, Senior Toggle Notes, and Senior Subordinated Notes	(1,055,165)	(966)
Repayment of 2011 Senior Credit Facility	(300,000)	—
Borrowings on new Senior Credit Facility	1,196,200	—
Proceeds from sale of Class A Common Stock	237,253	90
Repurchase of Class A Preferred Stock	(223,107)	—
Other	(12,409)	—
Net cash used in financing activities	(157,228)	(876)

Effect of exchange rate on cash	(344)	72
Net (decrease) increase in cash	(95,932)	71,960
Beginning balance, cash	193,902	89,948
Ending balance, cash	$97,970	$161,908

Segment Financial Data and Store Counts (unaudited)

Retail Segment — Company-owned stores in the U.S. and Canada as well as e-commerce

	Three months ended		Six months ended
	June 30,		June 30,
$ in thousands	2011	2010	2011	2010

Revenue	$384,304	$342,834	$768,007	$693,668
Comp Store Sales - Domestic, including e-commerce	10.7%	6.5%	9.0%	4.7%
Operating income	$63,409	$49,382	$127,006	$99,578
% Revenue	16.5%	14.4%	16.5%	14.4%

Franchise Segment —Franchise-operated domestic and international locations

	Three months ended		Six months ended
	June 30,		June 30,
$ in thousands	2011	2010	2011	2010

Domestic	$53,773	$47,762	$102,795	$95,443
International	$29,054	$25,108	$57,416	$50,029
Total Revenue	$82,827	$72,870	$160,211	$145,472
Operating income	$25,938	$22,634	$51,294	$44,606
% Revenue	31.3%	31.1%	32.0%	30.7%

Manufacturing/Wholesale Segment- Third-party contract manufacturing; wholesale and consignment sales with Rite Aid, PetSmart, Sam’s Club and www.drugstore.com

	Three months ended		Six months ended
	June 30,		June 30,
$ in thousands	2011	2010	2011	2010

Revenue	$51,404	$40,026	$96,325	$81,609
Operating income	$21,043	$16,367	$37,597	$33,239
% Revenue	40.9%	40.9%	39.0%	40.7%

Consolidated unallocated costs (a)

	Three months ended		Six months ended
	June 30,		June 30,
$ in thousands	2011	2010	2011	2010

Warehousing and distribution costs	$(15,239)	$(13,774)	$(30,387)	$(27,664)
Corporate costs (b)	$(22,454)	$(18,237)	$(42,762)	$(36,204)
Transaction related costs	$—	$—	$(12,362)	$—

(a)          Part of consolidated operating income.

(b)          Includes $3.5 million of executive severance for the three and six months ended June 30, 2011.

Consolidated Store Count Activity

	Six months ended June 30, 2011
	Company-	Franchised stores
	owned (2)	Domestic	International	Rite Aid	Total
Beginning of period balance	2,917	903	1,437	2,003	7,260
Store openings (1)	64	29	73	75	241
Store closings	(22)	(26)	(9)	(3)	(60)
End of period balance	2,959	906	1,501	2,075	7,441

	Six months ended June 30, 2010
	Company-	Franchised stores
	owned (2)	Domestic	International	Rite Aid	Total
Beginning of period balance	2,832	909	1,307	1,869	6,917
Store openings (1)	49	10	109	112	280
Store closings	(23)	(27)	(35)	(9)	(94)
End of period balance	2,858	892	1,381	1,972	7,103

(1) openings include new stores and corporate/franchise conversion activity

(2) including Canada

Contacts:

Investors:	Michael M. Nuzzo, Executive Vice President and CFO
(412) 288-2029

SOURCE:  GNC Holdings, Inc.

Web site:    http://www.gnc.com/